AMENDMENT TO LEASE AGREEMENT

                          DATED November 14, 1996
                           _________________

This Amendment becomes a part of the Equipment Lease Agreement dated as of October 12, 1994, and the accompanied Rider No. 2, wherein Perma-Fix Environmental Services Inc., Perma-Fix of Memphis Inc., Perma-Fix of Ft. Lauderdale Inc., Perma-Fix of Dayton Inc., and Perma-Fix Treatment Services Inc. as Lessees and Ally Capital Corporation is Lessor, whereas the attached Exhibit A Section 1.4 is further amended. All other conditions of the Equipment Lease Agreement including the August 16, 1996 amendments remain in force and effect.

                             PERMA-FIX SERVICES INC. AND PERMA-
                             FIX OF MEMPHIS INC. AND PERMA-FIX OF
                             FT. LAUDERDALE INC. AND PERMA-FIX OF
                             INC. AND PERMA-FIX TREATMENT
                             SERVICES INC. CO-LESSEES.


ALLY CAPITAL CORPORATION          PERMA-FIX ENVIRONMENTAL
AS LESSOR                         SERVICES, INC.

By:                               By:
  ______________________             ________________________________
  Name:                         Name:
       _________________                 ______________________________
  Title:                        Title:
       _________________                   ____________________________

                             PERMA-FIX OF MEMPHIS INC.


                             By:
                                _________________________________
                                Name:
                                    _____________________________
                                Title:
                                    _____________________________

                             PERMA-FIX OF FT. LAUDERDALE INC.


                             By:
                                _________________________________
                                Name:
                                    _____________________________
                                Title:
                                    _____________________________

                             PERMA-FIX OF DAYTON INC.


                             By:
                                _________________________________
                                Name:
                                    _____________________________
                                Title:
                                    _____________________________

                             PERMA-FIX TREATMENT SERVICES INC.


                             By:
                                _________________________________
                                Name:
                                    _____________________________
                                Title:
                                    _____________________________

                Exhibit "A" to Amendment to Lease Agreement

                         Dated:  November 14, 1996
                            _________________


FINANCIAL COVENANTS
Section 1

Perma-Fix Environmental Services Inc. and its subsidiaries on a consolidated basis covenant and agree that until payment in full of all Obligations owed by Perma-Fix Environmental Services Inc. to Ally Capital are paid, Perma-Fix shall comply with all covenants in this Section 1. The terms used in this Exhibit "A" to amendment to lease agreement shall have the meanings as defined in the loan and security agreement dated as of January 27, 1995 among Perma-Fix Environmental Services Inc. and subsidiaries and Heller Financial Inc. as amended to the date of this amendment.

1.1 Tangible Net Worth.
    Perma-Fix Environmental Services Inc. shall maintain Tangible
    Net Worth of at least the amount set forth below at the end of each applicable period set forth below:

         Applicable Period             Amount

         As of 6/30/96                 ($600,000)
         As of 9/30/96                 ($100,000)
           As of 12/31/96 and as of     $500,000
           the end of each fiscal quarter
           of Borrower thereafter

1.2 Minimum EBITDA.
    Perma-Fix Environmental Services Inc. shall achieve an EBITDA of at least the amount set forth below for each applicable period set forth below:

         Applicable Period             Amount

         Six Months Ended 6/30/96      $  900,000
         Nine Months Ended 9/30/96     $1,700,000
         Twelve Months Ended 12/31/96  $2,500,000
         Twelve Months Ended 3/31/97   $3,000,000
         and for each twelve month
         period ending on the last
         quarter day of each fiscal
         quarter thereafter

1.3  Capital Expenditure Limits.
    The aggregate amount of all Capital Expenditures of Perma-Fix Environmental Services Inc. and its Subsidiaries (excluding trade-ins and excluding (a) Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds and (b) Capital Expenditures financed pursuant to Capital Leases permitted will not exceed the amount set forth below for each applicable period set forth below:

         Applicable Period                       Amount

         January 1, 1996 - December 31, 1996     $1,820,000
         January 1, 1997 - January 31, 1998      $1,250,000

1.4 Fixed Charge Coverage.
    Perma-Fix Environmental Services Inc. shall not permit Fixed Charge Coverage for each applicable period set forth below to be less than the amount set forth below for such period (provided, however, that in computing Fixed Charge Coverage, Capital Expenditures pursuant to Capital Leases permitted pursuant to Section 7.1 hereof and Indebtedness paid by Perma-Fix, Inc. in connection with the sale of its Re-Tech division shall be excluded):

         Applicable Period                  Ratio

         Ten Months Ended 10/31/96          .30:1
         Eleven Months Ended 11/30/96       .30:1
         Twelve Months Ended 12/31/96       .30:1
         Twelve Months Ended 1/31/97        .75:1
         Twelve Months Ended 2/28/97        .75:1
         Twelve Months Ended 3/31/97        .75:1
         Twelve Months Ended 4/30/97        .75:1
         Twelve Months Ended 5/31/97        .75:1
         Twelve Months Ended 6/30/97        .75:1
         Twelve Months Ended 7/31/97        .75:1
         Twelve Months Ended 8/31/97        .75:1
         Twelve Months Ended 9/30/97        .75:1
         Twelve Months Ended 10/31/97       .75:1
         Twelve Months Ended 11/30/97       .75:1
         Twelve Months Ended 12/31/97      1.00:1


1.5 Maximum Days Receivable.
    Perma-Fix Environmental Services Inc. will not permit (A) the product of (x) the aggregate dollar amount of the Accounts of all Perma-Fix entities as at the end of any fiscal quarter, times (y) ninety (90), divided by (B) the Loan Parties net sales revenue in respect of such fiscal quarter, to exceed seventy-five (75) days.

1.6 Current Ratio.
    Borrower shall maintain at all times a ratio of "Current
    Assets" (as defined under GAAP) to trade payables of at least
    1.3:1.



BALL:\N-P\PESI\10-Q\996\EXHIBIT4.5